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EXHIBIT 23.3



              Consent of KPMG LLP, independent public accountants




                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Fotoball USA, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-04549 and No. 333-59669) on Form S-8 of Fotoball USA, Inc. of our report dated November 14, 2003, with respect to the statements of operations, stockholders' equity, and cash flows of Fotoball USA, Inc. for the year ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K/A of Fotoball USA, Inc.


/s/ KPMG LLP
------------------
KPMG LLP


San Diego, California
November 20, 2003